EX 21.1
                        LIST OF REGISTRANT'S SUBSIDIARIES


                                           State or Other
                                             Jurisdiction          Owned by
                                           of Incorporation        Registrant

Centaur Technology, Inc.                       California            100%
Clear Logic, Inc.                              California             36
Baccarat Coyote, Inc.                          California            100
Baccarat Silicon, Inc.                         California            100
Integrated Device Technology Asia, Ltd.        Hong Kong             100
IDT Asia, Ltd.                                 Hong Kong             100
IDT Europe Limited                             United Kingdom        100
IDT France S.A.R.L.                            France                100
IDT Foreign Sales Corporation                  Barbados              100
IDT International Holdings, Inc.               California            100
Integrated Device Technology, Inc.             Cayman Islands        100
Integrated Device Technology, AB               Sweden                100
Integrated Device Technology,
   Europe, Inc.                                California            100
Integrated Device Technology GmbH              Germany               100
Integrated Device Technology (Israel) Ltd.     Israel                100
Integrated Device Technology Italia S.r.l.     Italy                 100
Integrated Device Technology Korea, Inc.       Korea                 100
Integrated Device Technology (Malaysia)
   SDN. BHD                                    Malaysia              100
Integrated Device Technology Realty
  Holdings, Inc.                               Philippines            40
Integrated Device Technology Holding, Inc.     Philippines            40
Integrated Device Technology (Philippines),
   Inc.                                        Philippines           100
Integrated Device Technology
   Singapore (1997) Pte. Ltd.                  Singapore             100
Nippon IDT K.K.                                Japan                 100